UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 2, 2015

Warren Resources, Inc.

(Exact Name of Registrant
as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After receiving the requisite number of votes for approval from the stockholders of Warren Resources, Inc. (the “Company”) at the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”), the Second Amendment (the “Second Amendment”) to the Warren Resources, Inc. 2010 Stock Incentive Plan (as amended, the “2010 Plan”) became effective June 2, 2015. The Second Amendment (i) increases the number of shares issuable under the 2010 Plan by 3,000,000 shares to 9,950,000 shares in order to have the capacity to refresh the Company’s ordinary course equity grants and (ii) removes the “reload” options from the suite of options available for issuance under the 2010 Plan.

Additionally, the Second Amendment expressly provides that each share of common stock subject to an Award (as defined in the 2010 Plan) under the 2010 Plan other than stock options and stock-settled Stock Appreciation Rights (as defined in the 2010 Plan) will count as 1.5 shares of common stock against the Plan Maximum (as defined in the 2010 Plan) while any stock options and Stock Appreciation Rights will count against the Plan Maximum as 1 share of common stock.

The foregoing description of the Second Amendment is a summary and does not purport to be complete. The foregoing description is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description
10.1	Second Amendment to the Warren Resources, Inc. 2010 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 8, 2015

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to the Warren Resources, Inc. 2010 Stock Incentive Plan.